Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AGREEMENT, dated as of November 18, 2018 (this “Agreement”), is entered into by and among Cimarex Energy Co., a Delaware corporation (“Parent”), and the undersigned signatories set forth on the signature pages hereto under the heading “Company Stockholders” (collectively, the “Company Stockholders”). Parent and the Company Stockholders are each sometimes referred to herein individually as a “Party” and collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, each of the Company Stockholders is the beneficial or record owners and has either sole voting power or shared voting power together with the other Company Stockholders over, such number of shares of common stock, par value $0.0001 per share (the “Company Common Stock”), of Resolute Energy Corporation, a Delaware corporation (the “Company”), as is indicated opposite Company Stockholder’s name on Schedule A attached hereto;

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, CR Sub 1 Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub 1”), CR Sub 2 LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), and the Company are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) that provides, among other things, for (i) the merger of Merger Sub 1 with and into the Company, with the Company being the surviving entity (the “First Merger”) and, immediately thereafter, the merger of the surviving entity of the First Merger with and into Merger Sub 2, with Merger Sub 2 being the surviving entity of such second merger (the “Second Merger” and, collectively with the First Merger, the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that each Company Stockholder agree, and Company Stockholder has agreed, to enter into this Agreement with respect to all Company Common Stock and Series B Preferred Stock that Company Stockholder Beneficially Owns (including those owned of record);

WHEREAS, as a condition and an inducement to Parent’s willingness to enter into the Merger Agreement, Parent has required that certain other company stockholders (“Other Company Stockholders”) agree, and Other Company Stockholders have agreed to, enter into substantially similar voting and support agreements with respect to all Company Common Stock and Series B Preferred Stock that such Other Company Stockholders Beneficially Own (including those owned of record);

WHEREAS, prior to the date hereof, the Company Board approved this Agreement and the transactions contemplated hereby for purposes of Section 203 of the DGCL; and

WHEREAS, Parent desires that the Company Stockholders agree, and the Company Stockholders are willing to agree, subject to the limitations herein, not to Transfer (as defined below) any of their Subject Securities (as defined below), and to vote their Subject Securities in a manner so as to facilitate consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1.  Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and Company Stockholder’s beneficial ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). For the avoidance of doubt, Beneficially Own and Beneficial Ownership shall also include record ownership of securities.

“Beneficial Owners” shall mean Persons who Beneficially Own the referenced securities.

“control” (including, with correlative meanings, the terms “controlled by” and “controlling”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Expiration Time” shall mean the earliest to occur of (a) the receipt of Company Stockholder Approval; (b) the date of any amendment, waiver or modification of the Merger Agreement without the Company Stockholders’ prior written consent that has the effect of (1) decreasing the Merger Consideration, (2) changing the form of Merger Consideration, in each case, payable to the stockholders of the Company pursuant to the Merger Agreement in effect on the date of this Agreement or (3) otherwise affecting the Company Stockholders in a materially adverse manner; (c) such date and time as the Merger Agreement shall be terminated pursuant to Article VIII thereof; or (d) the termination of this Agreement by mutual written consent of the Parties.

“Permitted Transfer” shall mean, in each case, with respect to each Company Stockholder, so long as (a) such Transfer is in accordance with applicable Law and (b) such Company Stockholder is, and at all times has been, in compliance with this Agreement, (A) any Transfer of Subject Securities by Company Stockholder to an Other Company Stockholder or to any Person, so long as such Person, in connection with, and prior to, such Transfer, executes a joinder to this Agreement, in the form attached hereto as Exhibit I, pursuant to which such Person agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to such Company Stockholder and otherwise become a party for all purposes of this Agreement (the “Joinder”), (B) any Transfer of Subject Securities (i) as a bona fide gift or gifts, (ii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of Company Stockholder or (iii) by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement, in each case, so long as such transferee executes a Joinder, or (C) any Transfer of Subject Securities in connection with the consummation of the Merger and as expressly provided for in the Merger Agreement; provided that no such Transfer shall relieve Company Stockholder from its obligations under this Agreement, other than with respect to the Company Common Stock transferred in accordance with the foregoing provision.

“Subject Securities” shall mean shares of Company Common Stock, New Company Common Stock and Company Preferred Stock.

“Transfer” means any direct or indirect offer, sale, lease, assignment, encumbrance, loan, pledge, grant of a security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, loan, pledge, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock (or any security convertible or exchangeable into such capital stock), including in each case through the Transfer of any Person or any interest in any Person; provided, that any transaction shall not constitute a Transfer so long as such transaction does not in any way limit the ability of such Company Stockholder to vote its Subject Securities in accordance with the terms of this Agreement.  For purposes of this Agreement, “capital stock” shall include interests in a partnership or limited liability company.

2.   Agreement to Retain Subject Securities.

2.1  Transfer and Encumbrance of Subject Securities. Other than a Permitted Transfer, hereafter until the Expiration Time, no Company Stockholder shall, with respect to any Subject Securities Beneficially Owned by such Company Stockholder, (a) Transfer any such Subject Securities, or (b) deposit any such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities or grant any proxy (except as otherwise provided herein) or power of attorney with respect thereto.

2.2  Injunction. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Time a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Company Stockholders or their Affiliates from (a) consummating the transactions contemplated by the Merger Agreement or (b) taking any action pursuant to Section 3 or Section 4, then (i) the obligations of each Company Stockholder set forth in Section 3 and the irrevocable proxy and power of attorney in Section 4 shall be of no force and effect for so long as such order is in effect and, in the case of clause (b), solely to the extent such order restrains, enjoins or otherwise prohibits such Company Stockholder from taking any such action, and (ii) each Company Stockholder shall cause the Subject Securities to not be represented in person or by proxy at any meeting at which a vote of such Company Stockholder on the Merger is requested. Notwithstanding anything to the contrary in this Section 2.2, the restrictions set forth in Section 2.1 shall continue to apply with respect to the Subject Securities until the Expiration Time.

2.3  Additional Purchases; Adjustments. Each Company Stockholder agrees that any shares of Company Common Stock and any other shares of capital stock or other equity that Company Stockholder acquires Beneficial Ownership of after the execution of this Agreement and prior to the Expiration Time (the “New Company Common Stock”) shall be subject to the terms and conditions of this Agreement to the same extent as and shall constitute Company Common Stock, and such Company Stockholder shall promptly notify Parent of the existence of any New Company Common Stock. In the event of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company affecting the Subject Securities, the terms of this Agreement shall apply to the resulting securities.

2.4. Unpermitted Transfers; Involuntary Transfers. Any Transfer or attempted Transfer of any Subject Securities in violation of this Section 2 shall, to the fullest extent permitted by Law, be null and void ab initio. If any involuntary Transfer of any of such Company Stockholder’s Subject Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Securities subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement.

3.  Agreement to Vote and Approve. From and after the date hereof until the Expiration Time, at every meeting of the stockholders of the Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following matters, each Company Stockholder shall, and shall cause each holder of record of Subject Securities on any applicable record date to (including via proxy), vote the Subject Securities: (a) in favor of (i) the approval of the Merger and adoption of the Merger Agreement, and (ii) any proposal to adjourn or postpone such meeting of stockholders of the Company to a later date if there are not sufficient votes to approve the Merger and adopt the Merger Agreement and (b) against (i) any action or agreement that would result in any condition to the consummation of the Merger set forth in Article VII of the Merger Agreement not being fulfilled, (ii) any Company Competing Proposal, (iii) any action which would materially delay, materially postpone or materially adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger, or dilute, in any material respect, the benefit of the transactions contemplated thereby to Parent or to Parent’s stockholders, and (iv) any action which would result in a breach of any representation, warranty, covenant or agreement of the Company in the Merger Agreement; provided, that in the case of each of clause (a) and (b) above, the Merger Agreement shall not have been amended or modified without the Company Stockholders’ consent (1) to decrease the Merger Consideration, (2) to change the form of Merger Consideration, in each case, payable to the stockholders of the Company pursuant to the Merger Agreement in effect on the date of this Agreement or (3) otherwise affecting the Company Stockholders in a materially adverse manner, provided further, that in the event the Company has effected (and not withdrawn) a Company Change of Recommendation, the Company Stockholders shall be released from their obligations under this Section 3.

4. Irrevocable Proxy. Each Company Stockholder hereby revokes any and all previous proxies granted with respect to such Company Stockholder’s Subject Securities. By execution of this Agreement, each Company Stockholder hereby appoints and constitutes Parent, until the Expiration Time (at which time this proxy shall automatically be revoked), with full power of substitution and resubstitution, as such Company Stockholder’s true and lawful attorney-in-fact and proxy (which proxy is irrevocable and which appointment is coupled with an interest, including for purposes of Section 212 of the DGCL), to the fullest extent of such Company Stockholder’s rights with respect to the Subject Securities Beneficially Owned by such Company Stockholder, to vote such Subject Securities solely with respect to the matters set forth in Section 3 hereof and each Company Stockholder shall retain the authority to vote its Subject Securities in its discretion on all other matters with no power granted to Parent in respect of such other matters; provided, however, that the foregoing shall only be effective if (i) such Company Stockholder fails to be counted as present, to consent or to vote such Subject Securities in accordance with the terms of this Agreement and (ii) the Company Stockholders have not been released from their obligations under Section 3 of this Agreement pursuant to the final proviso thereof. The Company Stockholders and Parent (or its substitute hereunder) shall have the right to vote the Subject Securities in accordance with this Agreement on the matters set forth in Section 3 and the Company Stockholders shall be obligated to so vote the Subject Securities.

5. Representations and Warranties of Company Stockholders. Each Company Stockholder represents and warrants to Parent as follows:

5.1  Due Authority. Such Company Stockholder has the full power and authority to make, enter into and carry out the terms of this Agreement and to grant the irrevocable proxy as set forth in Section 4 hereof. This Agreement has been duly and validly executed and delivered by such Company Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding agreement of such Company Stockholder enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity.

5.2  Ownership of the Subject Securities. As of the date hereof, such Company Stockholder (a) Beneficially Owns the shares of Subject Securities indicated on Schedule A hereto opposite such Company Stockholder’s name, free and clear of any and all Encumbrances, other than those created by this Agreement, Encumbrances applicable to shares of Company Common Stock that may exist pursuant to securities laws, Encumbrances under such Company Stockholder’s Organizational Documents or customary Encumbrances pursuant to the terms of any custody or similar agreement applicable to shares of Company Common Stock held in brokerage accounts that in each case would not reasonably be expected to (x) impair in any material respect the ability of such Company Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement or as set forth on Schedule B1, and, (b) except as set forth on Schedule B2, has sole voting power or shared voting power over all of the shares of Subject Securities Beneficially Owned by such Company Stockholder. As of the date hereof, such Company Stockholder does not Beneficially Own any capital stock or other securities of the Company other than the shares of Subject Securities set forth on Schedule A opposite such Company Stockholder’s name. As of the date hereof, such Company Stockholder does not Beneficially Own any rights to purchase or acquire any shares of capital stock of the Company except as set forth on Schedule A opposite such Company Stockholder’s name, or as set forth on Schedule B3.

5.3 No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Company Stockholder does not, and the performance by such Company Stockholder of the obligations under this Agreement and the compliance by such Company Stockholder with any provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Company Stockholder, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Encumbrance on any of the shares of Subject Securities Beneficially Owned by such Company Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Company Stockholder is a party or by which such Company Stockholder is bound which would materially adversely affect such Company Stockholder’s ability to perform its obligations hereunder.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other Person, is required by or with respect to such Company Stockholder in connection with the execution and delivery of this Agreement or the performance by such

Company Stockholder of its obligations hereunder except for (1) filings with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any filing required under Section 13(d) or Section 16 under the Exchange Act), (2) filings or Consents contemplated by the Merger Agreement, (3) those Consents which have already been obtained or made and (4) any Consents that, if not obtained, made or given, individually or in the aggregate, would not reasonably be expected to (x) impair in any material respect the ability of such Company Stockholder to perform its obligations under this Agreement or (y) prevent or materially impede or delay the consummation of any of the transactions contemplated by this Agreement.

5.4 Absence of Litigation. There is no Proceeding pending against, or, to the knowledge of such Company Stockholder, threatened against or affecting, such Company Stockholder that would materially adversely affect the ability of such Company Stockholder to perform such Company Stockholder’s obligations hereunder.

5.5 Ownership of Parent Common Stock. As of the date hereof, such Company Stockholder does not Beneficially Own any shares of Parent Common Stock.

6. Termination. This Agreement shall terminate and shall have no further force or effect immediately as of and following the Expiration Time; provided, however, that (a) termination of this Agreement shall not relieve any party from liability for breach of this Agreement and (b) Section 10 (other than (x) the second and third sentences of Section 10.15 and (y) Section 10.16) shall survive termination of this Agreement.

7.  Notice of Certain Events. Each Company Stockholder shall notify Parent in writing promptly of (a) any fact, event or circumstance that would cause or constitute, a breach in any material respect of the representations and warranties of that Company Stockholder under this Agreement and (b) the receipt by that Company Stockholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement; provided, however, that the delivery of any notice pursuant to this Section 7 shall not limit or otherwise affect the remedies available to any party.

8.  No Solicitation.  Each Company Stockholder will not, and will not authorize or permit its controlled Subsidiaries and its and their respective directors, employees and officers to, and will not authorize or permit its Representatives to, and will not announce any intention to, directly or indirectly, (a) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries, proposals, or offers regarding, or the making of a Company Competing Proposal, (b) engage in any discussions or negotiations with any Person with respect to a Company Competing Proposal, (c) furnish any non-public information regarding the Company or its Subsidiaries, or access to the properties, assets or employees of the Company or its Subsidiaries, to any Person in response to a Company Competing Proposal, (d) enter into any letter of intent or agreement in principle, or other agreement or commitment in respect of any proposal or offer that constitutes a Company Competing Proposal or (e) resolve, agree or publicly propose to take any of the actions referred to in clauses (a) — (d). Notwithstanding anything in this Agreement to the contrary, the Company Stockholders, directly or indirectly through one or more of their Representatives, may engage in the actions referred to in clauses (a) - (d) of this Section 8 with any Person if the Company is permitted to engage in such actions with such Person pursuant to the provisions of the Merger Agreement, in each case subject to the restrictions and limitations set forth in Section 6.3 of the Merger Agreement.

9.  Waiver of Certain Actions.

(a) Each Company Stockholder hereby waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Company Stockholder may have with respect to the Subject Securities.

(b) Each Company Stockholder hereby agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, the Company or any of their respective Subsidiaries or successors (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (ii) alleging a breach of any duty of the Company Board or Parent Board in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby.

10.  Miscellaneous.

10.1  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

10.2  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. Any purported assignment in violation of this Section 10.2 shall be void and shall not be deemed to prevent Parent from engaging in any merger, consolidation or other business combination transaction.

10.3  Amendments and Modifications. No provision of this Agreement may be amended or modified unless such amendment or modification is in writing and signed by (a) Parent, and (b) each Company Stockholder.  No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

10.4  Notices. All notices, requests and other communications to any party under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person, upon delivery; (b) if transmitted by electronic mail (“e-mail”), upon confirmation of receipt of such e-mail; or (c) if transmitted by national overnight courier, upon delivery, in each case addressed as follows:

(a) if to Parent or the Merger Subs, to:

Cimarex Energy Co.

1700 Lincoln Street, Suite 3700

Denver, Colorado 80203

Attention: Francis Barron

E-mail:  fbarron@cimarex.com

with a required copy to (which copy shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park, Bank of America Tower
New York, New York 10036

Attention:  Jeffrey Kochian
E-mail:  jkochian@akingump.com

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana St, 44th Floor
Houston, Texas 77002

Attention:  Christine LaFollette
E-mail:  clafollette@akingump.com

(b) if to any of the Company Stockholders, to:

Goff Capital, Inc.

500 Commerce Street, Suite 700

Fort Worth,  TX  76102

Attn: Travis Goff tgoff@goffcp.com

Jennifer Terrell jterrell@goffcp.com

with a required copy to (which copy shall not constitute notice):

Pillsbury Winthrop Shaw Pittman LLP
1200 Seventeenth Street NW
Washington, DC 20036-3006
Attention:  Robert Robbins
E-mail:  robert.robbins@pillsburylaw.com

Or to such other address as any Party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective upon receipt.

10.5 Governing Law. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or related to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

10.6  Submission to Jurisdiction. The Parties irrevocably submit to the jurisdiction of the Court of Chancery of the State of Delaware or, if the Court of Chancery of the State of Delaware or the Delaware Supreme Court determines that, notwithstanding Section 111 of the DGCL, the Court of Chancery does not have or should not exercise subject matter jurisdiction over such matter, the Superior Court of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in connection with any dispute that arises in respect of the interpretation and enforcement of the provisions of this Agreement and the documents referred to in this Agreement or in respect of the transactions, and hereby waive, and agree not to assert, as a defense in any action, suit or Proceeding for interpretation or enforcement hereof or any such document that it is not subject thereto or that such action, suit or Proceeding may not be brought or is not maintainable in said courts or that venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action, suit or Proceeding shall be heard and determined exclusively by such a Delaware state or federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with such action, suit or Proceeding in the manner provided in Section 10.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

10.7  Enforcement. The Parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by the Parties. Prior to the termination of this Agreement pursuant to Section 6, it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, in each case in accordance with this Section 10.7, this being in addition to any other remedy to which they are entitled under the terms of this Agreement at law or in equity.

10.8  No Third Party Beneficiaries. Nothing in this Agreement express or implied, is intended to or shall confer upon any Person other than the Parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

10.9 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (C) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.9.

10.10  Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

10.11  Counterparts. This Agreement may be executed in two or more counterparts, including via electronic means (such as Docusign, Adobe Sign, photocopy or scan of an original signature, or otherwise), all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all parties need not sign the same counterpart.

10.12  No Agreement Until Executed. This Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the Parties unless and until (a) the Company Board approves the Merger Agreement, and the transactions and documents contemplated thereby, including this Agreement, (b) the Merger Agreement is executed and delivered by all parties thereto, and (c) this Agreement is executed and delivered by the Parties.

10.13  Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense, whether or not the Merger is consummated.

10.14 Action in Company Stockholder Capacity Only. No Person executing this Agreement (or designee or Representative of such Person) who has been, is or becomes during the term of this Agreement a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such Person’s capacity as a director or officer of the Company. The Parties acknowledge and agree that this Agreement is entered into by each Company Stockholder solely in its capacity as the Beneficial Owner of shares of Subject Securities, and not, if applicable, in such Company Stockholder’s capacity as a director (including “director by deputization”), officer or employee of the Company, and nothing in this Agreement shall (a) restrict in any respect any actions taken (or failure to take actions) by any Company Stockholder or its designees or Representatives who are a director or officer of the Company solely in his or her capacity as a director or officer of the Company or (b) be construed to prohibit, limit or restrict such Company Stockholder from exercising its fiduciary duties as a director or officer of the Company. For the avoidance of doubt, nothing in this Section 10.14 shall in any way modify, alter or amend any of the terms of the Merger Agreement.

10.15  Documentation and Information. No Company Stockholder shall make any public announcement or statement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent (such consent not to be unreasonably withheld), except as may be required by applicable Law or legal process (provided that reasonable notice of any such disclosure will be provided to Parent to the extent permitted by applicable Law); provided, that the foregoing shall not apply to any disclosure required to be made by any Company Stockholder to the SEC or other Governmental Entity, including any amendment of any Schedule 13D, so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the public statements made by the Company and Parent pursuant to the terms of the Merger Agreement. Each Company Stockholder consents to and hereby authorizes Parent and the Company to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Parent reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, such Company Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of such Company Stockholder’s commitments and obligations under this Agreement, and such Company Stockholder acknowledges that Parent may, in Parent’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Entity. Each Company Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and such Company Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by such Company Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. Parent shall in any instance where the Company Stockholders or information relating thereto is disclosed, use its reasonable best efforts to provide drafts of such disclosures with sufficient time to enable the Company Stockholders to review and provide comments on such disclosures and Parent shall in good faith consider incorporating any reasonable modifications requested by such Company Stockholder.

10.16  Other Stockholders.   Parent confirms that it is requiring each of the Company Stockholders who have Affiliates or Representatives currently serving on the Company Board (such stockholders, the “Other Stockholders”), contemporaneously herewith, to enter into substantially similar agreements that are each no less favorable to Parent than this Agreement.  In the event any provision in any of such agreements with any of the Other Stockholders (or any amendment thereto or waiver thereof) that results in less stringent obligations upon such Other Stockholder than those imposed upon the Company Stockholders under this Agreement, or otherwise results in more favorable treatment of any such Other Stockholder as compared with the Company Stockholders treatment hereunder, such provision (or amendment thereto or waiver thereof, as applicable) shall be deemed to be incorporated herein, and Parent shall make reasonable best efforts to reasonably promptly inform the Company Stockholders of such fact.

10.17 Other Parties.  Any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against Persons that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, members, managers, agents, affiliates, general or limited partners or assignees of Parent or any Company Stockholder, or of any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, general or limited partner, affiliate, agent or assignee of any of the foregoing, shall have any liability or obligation for any of the representations, warranties, covenants, agreements, obligations or liabilities of Parent or the Company Stockholders under this Agreement or of or for any action, suit, arbitration, claim, litigation, investigation, or proceeding based on, in respect of, or by reason of, the transactions contemplated hereby (including the breach, termination or failure to consummate such transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of a party hereto or another person or otherwise.

10.18  Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent, the Company or any other Person any direct or indirect ownership or incidence of ownership of or with respect to, or pecuniary interest in, any of the Subject Securities. All rights, ownership and economic benefits of and relating to, and pecuniary interest in, the Subject Securities shall remain vested in and belong to the applicable Company Stockholder, and neither Parent nor any other Person shall have any power or authority to direct any Company Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise expressly provided in this Agreement. Except as set forth herein, each Stockholder shall remain free to vote (or execute consents or proxies with respect to) the Subject

Securities in any manner such Company Stockholder deems appropriate, including in connection with the election of directors.

10.19  Obligation to Update Schedule A. Each Company Stockholder agrees that in connection with any acquisitions or Transfers (to the extent permitted) of Subject Securities by any Company Stockholder, such Company Stockholder will, as promptly as practicable following the completion of thereof, notify Parent in writing of such acquisition or Transfer and the Parties will update Schedule A to reflect the effect of such acquisition or Transfer.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement by their authorized representatives as of the date first above written.

CIMAREX ENERGY CO.

By:	/s/ Thomas E. Jorden
Name: Thomas E. Jorden
Title: President and Chief Executive Officer

SIGNATURE PAGE TO VOTING AGREEMENT

COMPANY STOCKHOLDER:

JOHN C. GOFF

By:	/s/ John C. Goff
Name: John C. Goff
Title: Individual

JOHN C. GOFF 2010 FAMILY TRUST

By:	/s/ John C. Goff
Name: John C. Goff
Title: Trustee

JCG 2016 HOLDINGS, LP
By: JCG 2016 Management, LLC, its General Partner

By:	/s/ John C. Goff
Name: John C. Goff
Title: Trustee

GOFF FAMILY INVESTMENTS, LP
By: Goff Capital, Inc., its General Partner

By:	/s/ John C. Goff
Name: John C. Goff
Title: Trustee

KULIK PARTNERS, LP
By: Kulik GP, LLC, its General Partner

By:	/s/ John C. Goff
Name: John C. Goff
Title: Trustee

CUERNO LARGO PARTNERS, LP
By: Goff Capital, Inc., its General Partner

By:	/s/ John C. Goff
Name: John C. Goff
Title: Trustee

SIGNATURE PAGE TO VOTING AGREEMENT

GOFF FAMILY FOUNDATION

By:	/s/ John C. Goff
Name: John C. Goff
Title: Sole Board Member

GOFF REN HOLDINGS, LLC
By: GFS REN GP, LLC, its Manager

By:	/s/ John C. Goff
Name: John C. Goff
Title: Sole Board Member

GOFF REN HOLDINGS II, LLC
By: GFS REN GP, LLC, its Manager

By:	/s/ John C. Goff
Name: John C. Goff
Title: Sole Board Member

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE A

John C. Goff and related entities

Schedule A

	# of Shares of	# of Shares of	# of Shares of	# of Shares of
	Common Stock	Common Stock	Preferred Stock	Preferred Stock
Company Stockholder	Beneficially Owned	Owner of Record	Beneficially Owned	Owner of Record
John C. Goff, IRA	58,449	58,449	—	—
family member account	4,500	4,500	—	—
John C. Goff 2010 Family Trust	590,063	590,063	—	—
Goff Family Investments	110,000	110,000	—	—
Kulik Partners	82,000	82,000	—	—
Cuerno Largo Partners	42,000	42,000	—	—
Goff Family Foundation	15,360	15,360	—	—
JCG 2016 Holdings, LP *	704,891	637,168	2,000	2,000
Goff REN Holdings	252,139	252,139	—	—
Goff REN Holdings II	103,900	103,900	—	—
	1,963,302	1,895,579	2,000	2,000

* Beneficially Owned Common Stock includes 2000 Series B cumulative perpetual convertible preferred shares that are convertible into 67,723 common shares at any time.

SCHEDULE A TO VOTING AGREEMENT

SCHEDULE B

B1

None

SCHEDULE B TO VOTING AGREEMENT

B2

None

SCHEDULE B TO VOTING AGREEMENT

B3

None

SCHEDULE B TO VOTING AGREEMENT

Exhibit I

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed by the undersigned (the “Transferee”) pursuant to the terms of that certain Voting Agreement, dated as of November 18, 2018 (the “Voting Agreement”) by and between Cimarex Energy Co., a Delaware corporation, and the signatories thereto (collectively, the “Company Stockholders”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Voting Agreement. By the execution of this Joinder Agreement, the Transferee agrees as follows:

(a) Acknowledgment. Transferee acknowledges that Transferee is the recipient of a Transfer of Subject Securities of Resolute Energy Corporation , a Delaware corporation, subject to the terms and conditions of the Voting Agreement (the “Transfer Securities”).

(b) Agreement. Transferee (i) agrees that the Transfer Securities shall be bound by and subject to the terms of the Voting Agreement, (ii) hereby adopts the Voting Agreement with the same force and effect as if Transferee were originally a party thereto and (iii) agrees to be subject to the restrictions and obligations applicable to the Company Stockholders and otherwise become a party to the Voting Agreement for all purposes thereunder.

(c) Notice. Any notice required or permitted by the Voting Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

EXECUTED AND DATED this       day of            ,          .

TRANSFEREE

By:
Name:
Address:
Email:

ACCEPTED AND ACKNOWLEDGED:

CIMAREX ENERGY CO.

By:
Name:
Title: